Exhibit 4.1

                       RIDGESTONE FINANCIAL SERVICES, INC.
                       1996 Stock Option Plan, as Amended

   Section 1.  Purpose

        The purpose of the Ridgestone Financial Services, Inc. 1996 Stock Option Plan (the "Plan") is to promote the best interests of Ridgestone Financial Services, Inc. (together with any successor thereto, the "Company") and its shareholders by providing key employees of the Company and its Affiliates (as defined below) with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success.

   Section 2.  Definitions

        As used in the Plan, the following terms shall have the respective meanings set forth below:

        (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company, including, without limitation, Ridgestone Bank.

        (b) "Stock Option Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Option granted under the Plan.

        (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (d) "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

        (e) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and comprised of not less than two directors, each of whom is eligible and qualified to serve thereon as provided by Rule 16b-3 and each of whom is an "outside director" within the meaning of Section 162(m)(4)(C) of the Code (or any successor provision thereto).

        (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (g) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

        (h)  "Incentive Stock Option" shall mean an Option granted under
   Section 6(a) of the Plan that is intended to meet the requirements of
   Section 422 of the Code (or any successor provision thereto).

        (i) "Key Employee" shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.

        (j)  "Non-Qualified Stock Option" shall mean an Option granted under
   Section 6(a) of the Plan that is not intended to be an Incentive Stock
   Option.

        (k) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        (l) "Participating Key Employee" shall mean a Key Employee designated to be granted an Option under the Plan.

        (m) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

        (n) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

        (o) "Shares" shall mean shares of common stock of the Company, no par value, and such other securities or property as may become subject to Options pursuant to an adjustment made under Section 4(b) of the Plan.

   Section 3.  Administration

        The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as persons eligible to serve thereon pursuant to Rule 16b-3 and as "outside directors" under Section 162(m)(4)(C) of the Code (or any successor provision thereto). Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full power and authority to: (i) designate Participating Key Employees;
   (ii) determine the type or types of Options to be granted to each Participating Key Employee under the Plan; (iii) determine the number of Shares to be covered by Options granted to Participating Key Employees;
   (iv) determine the terms and conditions of any Option granted to a Participating Key Employee; (v) interpret and administer the Plan and any instrument or agreement relating to, or Option granted under, the Plan (including, without limitation, any Stock Option Agreement); (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any holder or beneficiary of any Option, any shareholder, and any employee of the Company or of any Affiliate.

   Section 4.  Shares Available for Award

        (a)  Shares Available.  Subject to adjustment as provided in Section
   4(b):

             (i) Number of Shares Available. The number of Shares with respect to which Options may be granted under the Plan shall be 500,000. If, after the effective date of the Plan, an Option is forfeited or if an Option otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Option, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Option, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Options under the Plan.

             (ii) Limitations on Option Grants to Individual Participants. During any one calendar year, no Participating Key Employee shall be granted Options under the Plan for more than 25,000 Shares. Such number of Shares as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of Section 4(b) hereof. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

             (iii) Accounting for Options. The number of Shares covered by an Option under the Plan shall be counted on the date of grant of such Option against the number of Shares available for granting of Options under the Plan.

             (iv) Sources of Shares Deliverable Under Options. Any Shares delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

        (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Options under the Plan, (ii) the number and type of Shares subject to outstanding Options, and (iii) the exercise price with respect to any Options, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option; provided, however, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to an Option shall always be a whole number.

   Section 5.  Eligibility

        Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participating Key Employee.

   Section 6.  Awards

        (a) Option Awards to Key Employees. The Committee is hereby authorized to grant Options to Key Employees with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

             (i) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

             (ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

             (iii) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee. The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Options, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

             (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors of the Company.

        (b)  General.

             (i) No Consideration for Options. Options shall be granted to Participating Key Employees without the requirement of cash consideration unless otherwise determined by the Committee.

             (ii) Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

             (iii) Options May Be Granted Separately or Together. Options granted to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Option or any award granted under any other plan of the Company or any Affiliate. Options granted in addition to or in tandem with other Options, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Options or awards.

             (iv) Limits on Transfer of Options. No Option shall be assignable, alienable, salable or transferable by a Participating Key Employee otherwise than by will or by the laws of descent and distribution; provided, however, that a Participating Key Employee at the discretion of the Committee may be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Option upon the death of the Participating Key Employee; and provided further that a participating Key Employee at the discretion (as reflected in the applicable Stock Option Agreement) of the Committee and subject to the limitations of the Code in the case of an Incentive Stock Option may be entitled to assign, alienate, sell or transfer an Option to the extent permitted by Rule 16b-3. Unless otherwise provided by the Committee in its sole discretion (as reflected in the applicable Stock Option Agreement) and subject to the limitations of the Code in the case of an Incentive Stock Option, (i) each Option shall be exercisable, during the lifetime of the Participating Key Employee, only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative and (ii) no Option may be pledged, attached, or otherwise encumbered, and any purported pledge, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

             (v) Term of Options. The term of each Option shall be for such period as may be determined by the Committee but the expiration date of an Option shall be not later than ten years after the date such Option is granted.

             (vi) Share Certificates; Representation. All certificates for Shares delivered under the Plan pursuant to the exercise of any Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee or other Person who acquires Shares under the Plan by means of an Option originally made to a Participating Key Employee to represent to the Company in writing that such Participating Key Employee or other Person is acquiring the Shares without a view to the distribution thereof.

   Section 7. Amendment and Termination of the Plan; Correction of Defects and Omissions

        (a) Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by: (i) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), (ii) any other applicable law, or (iii) the quotation or listing requirements of any principal securities exchange or market on which the Shares are then traded (in order to maintain the quotation or listing of the Shares thereon). Amendment, alteration, suspension, discontinuance or termination of the Plan shall not affect the rights of Participating Key Employees without their consent with respect to Options previously granted to them, and all unexpired Options shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

        (b) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Option or Stock Option Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

   Section 8.  General Provisions

        (a) No Rights to Options. No Key Employee, Participating Key Employee or other Person shall have any claim to be granted an Option under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees, or holders or beneficiaries of Options under the Plan. The terms and conditions of Options need not be the same with respect to each Participating Key Employee.

        (b) Withholding. No later than the date as to which an amount first becomes includable in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Option granted under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required or permitted by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Options granted to Participating Key Employees under the Plan may be settled with Shares, including Shares that are part of, or are received upon exercise of, the Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

        (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        (d) Rights and Status of Recipients of Options. The grant of an Option shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan
   or in any Stock Option Agreement.   Participating Key Employees shall have
   no rights as holders of Shares as a result of the granting of Options hereunder.

        (e) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin and applicable federal law.

        (f) Severability. If any provision of the Plan or any Stock Option Agreement or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Option, or would disqualify the Plan, any Stock Option Agreement or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Stock Option Agreement or the Option, such provision shall be stricken as to such jurisdiction, Person, or Option, and the remainder of the Plan, any such Stock Option Agreement and any such Option shall remain in full force and effect.

        (g) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Stock Option Agreement or any Option, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

        (h) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

   Section 9.  Effective Date of the Plan

        The Plan shall be effective on the date of adoption of the Plan by the Board of Directors of the Company provided that the Plan is approved by the shareholders of the Company within twelve months following the date of adoption of the Plan by the Board of Directors. All Options granted prior to shareholder approval of the Plan shall be contingent upon shareholder approval and shall not be exercisable until after such approval.